CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this amended Quarterly Report of Omega Commercial Finance Corporation (the “Company”) on Form 10-QSB for the period ending September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jon S. Cummings IV, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such amended Quarterly Report on Form 10-QSB for the period ending September 30, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such amended Quarterly Report on Form 10-QSB for the period ending September 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of Omega Commercial Finance Corporation.

Dated: April 8, 2008

OMEGA COMMERCIAL FINANCE CORPORATION.

By: /s/ Jon S. Cummings IV

Jon S. Cummings IV

Chief Executive Officer and

Principal Financial Officer